Exhibit 99.1

Transphorm to Reschedule Third Quarter 2023 Earnings News Release Date and Conference Call

GOLETA, Calif.—February 14, 2023—Transphorm, Inc. (NASDAQ: TGAN)—a pioneer in and global supplier of high-reliability, high-performance gallium nitride (GaN) power conversion products, today announced that it will reschedule the release of its financial results for the third fiscal quarter ended December 31, 2022 and related conference call, both previously scheduled for today. Further details on the release of the third fiscal quarter financial results and conference call will be announced at a later date.

The rescheduling is a result of ongoing Company analysis and related discussions between the Company and its independent registered public accountants regarding treatment of an epiwafer inventory-related adjustment, which will not have any impact on previous or current quarter revenue or cash flow.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm_GaN.

Investor Contacts:
David Hanover or Jack Perkins
KCSA Strategic Communications
transphorm@kcsa.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com